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                                                                   Exhibit 10.39


                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of the 7th day of February, 1996, by and between Reddi Brake Supply Corporation, a Nevada corporation ("Optionor"), and William M. Leider ("Optionee") with reference to the following facts:

         A. Effective February 7, 1996, Optionee's employment with Optionor was terminated, and Optionor retained Optionee as an independent consultant for a period of six (6) months.

         B. Optionor has agreed to grant to Optionee an option to purchase up to 25,000 authorized and unissued shares of Optionor's Common Stock, par value $.0001 per share (the "Common Stock"), as part consideration for Optionee's service as an independent consultant.

         C. The Board of Directors of Optionor has approved the grant by Optionor to Optionee of an option to purchase up to 25,000 shares of the Common Stock, upon the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         1.      GRANT OF OPTION; TERM AND CONSIDERATION.

                 1.1 Grant of Option. Optionor hereby grants to Optionee an irrevocable option (the "Option") to purchase up to 25,000 shares of Common Stock (the "Option Shares") at a purchase price equal to _______ Dollars per Option Share (the "Exercise Price"), all on the terms, covenants and conditions set forth in this Agreement.

                 1.2 Term. The term of the Option shall commence as of the date hereof and shall expire at 5:00 p.m. Pacific Standard Time five years from the date hereof (the "Term"), unless sooner terminated or sooner exercised, as provided herein.

         2.      EXERCISE OF OPTION.

                 2.1 Rate of Exercise. In no event shall Optionor be required to issue any fractional Option Shares.

                 2.2 Exercise of Option. Optionee may exercise the Option, if at all, at any time during the Term by delivering a Notice of Exercise to Optionor specifying the number of Option Shares to be purchased and accompanied by cash or a certified or bank cashier's check, payable to the order of Optionor, in the amount of the Exercise Price times the number of Option Shares to be purchased. As soon as practicable after any exercise of this Option in accordance with the
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foregoing provisions, Optionor shall deliver to Optionee at the main office of
Optionor, or at such other place as shall be mutually acceptable, a certificate or certificates representing the Option Shares as to which the Option has been exercised.

         3. RESTRICTION ON ISSUANCE OF OPTION SHARES AND DELIVERY. If authorization of any regulatory commission or agency is required for the lawful delivery of any certificate representing Option Shares, Optionor may withhold delivery of such certificate until such authorization has been granted. Optionor will make reasonable efforts to obtain such authorizations, but if Optionor is unable to obtain such authorizations from such regulatory commission or agency, which counsel for Optionor deems necessary for the lawful delivery of such certificate, Optionor shall be relieved from any liability for failure to deliver such certificate until such time that such authorization is obtained or is obtainable.

         4. RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder with respect to any Option Shares covered by the Option until the date of issuance of a stock certificate to Optionee for such Option Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         5.      CHANGES IN CAPITAL STRUCTURE.

                 5.1 The number and class of shares subject to the Option and the Exercise Price (but not the total price) shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of the Common Stock of the Optionor which results from a split-up or consolidation of shares, payment of a stock dividend or stock dividends exceeding a total of five percent for which the record dates occur in any one fiscal year, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares he would have received had he been the holder of the number of shares of the Common Stock for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Optionor.

                 5.2 Upon a reorganization, merger or consolidation of the Optionor with one or more corporations as a result of which the Optionor is not the surviving corporation, a sale of all or substantially all of the property of the Optionor to another corporation or any dividend or distribution to stockholders of more than ten percent of the Optionor's assets, adequate adjustment or other provisions shall be made by the Optionor or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

         6. NON-TRANSFERABILITY OF OPTION. The Option may not be assigned, transferred pledged or hypothecated in any way, shall not be assignable by operation of law and





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shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process thereupon, shall be null and void and without effect.

         7. RESTRICTION ON TRANSFERABILITY OF OPTION SHARES. Optionee shall not dispose of or otherwise transfer the Option Shares, or any interest therein, unless and until Optionee shall have delivered to Optionor an opinion of Optionee's legal counsel (with the identity of such counsel and the substance of such opinion satisfactory to Optionor) to the effect that (a) the intended disposition does not violate the Federal Securities Act of 1933 (the "Securities Act") or any applicable state securities laws, or (b) the Option Shares have been validly qualified and/or registered under the Securities Act and any applicable state securities laws.

         8.      SECURITIES LAWS REQUIREMENTS.  Upon exercise of the Option,
(a) if Optionee is subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), Optionee will furnish to the Optionor a copy of each Form 4 or Form 5 filed by Optionee and will timely file all reports required under federal securities laws, and (b) Optionee will report all sales of Option Shares to the Optionor in writing on the form prescribed from time to time by the Optionor. All Option Share certificates may be imprinted with legend conditions reflecting federal and state securities law restrictions and conditions and the Optionor may comply therewith and issue "stop transfer" instructions to its transfer agents and registrars without liability.

         9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telex or telecopy (and promptly confirmed by mail) to the parties as follows (or at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt):

                          If to Optionor to:

                          Reddi Brake Supply Corporation
                          1376 Walter Street
                          Ventura, California  93003

                          with a copy to:

                          Ervin, Cohen & Jessup
                          9401 Wilshire Boulevard
                          Suite 900
                          Beverly Hills, California  90212
                          Attn:  Gary J. Freedman





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                          If to Optionee to:

                          William M. Leider
                          13082 Mindanao Way #27
                          Marina del Rey, California  90292

         10. NUMBER AND GENDER. Terms used herein in any number or gender include other numbers or genders, as the context may require.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12. GOVERNING LAW. This Agreement and performance under it, shall be construed in accordance with and under the laws of the State of California. Should a court or other body of competent jurisdiction determine that any term or provision of this Agreement is excessive in scope, such term or provision shall be adjusted rather than voided and interpreted so as to be enforceable to the fullest extent possible, and all other terms and provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

         13. BINDING EFFECT; PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successor and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended or modified at any time and in all respects only by an instrument in writing executed by Optionor and Optionee.

         15. TAXES. Optionee agrees to pay any and all federal and state income taxes due and owing as a result of the issuance or exercise of the Option. Optionor assumes no responsibility for any taxes resulting from such issuance or exercise.

         16. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver any and all additional papers and documents, and shall do any and all further acts and thing, as may be reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement.

         17. ATTORNEYS FEES. In the event that any party hereto brings an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default, or any other action arising out of this Agreement or the





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transactions contemplated hereby, or in the event that any party is in default of its obligations pursuant hereto, whether or not suit is filed or prosecuted to final judgement, the prevailing party shall be entitled to reasonable attorneys' fees, in addition to any other court costs incurred and any other damages or relief awarded.

         18. MODIFICATIONS, AMENDMENTS AND WAIVERS. No amendment, change or modification of this Agreement shall be valid unless it is in writing, is signed by all of the parties hereto, and expressly states that an amendment, change or modification of this Agreement is being made. No claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against any party hereto except on the basis of a written instrument executed by or on behalf of such party. The party hereto for whose benefit a condition is herein inserted shall have the unilateral right to waive such condition.

         IN WITNESS WHEREOF, Optionor and Optionee have executed this Agreement as of the date first above written.


                                  "OPTIONOR"

                                  REDDI BRAKE SUPPLY CORPORATION,
                                  a Nevada corporation


                                  By:__________________________________

                                  Its:__________________________________


                                  "OPTIONEE"


                                  ______________________________________
                                  William M. Leider




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